SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Interchange Financial Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
            _______________________________________________

         2) Aggregate number of securities to which transaction applies:
            _______________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            _______________________________________________

         4) Proposed maximum aggregate value of transaction:
            _______________________________________________

         5) Total fee paid:
            _______________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
            _______________________________________________

         2) Form, Schedule or Registration Statement No.:
            _______________________________________________

         3) Filing Party:
            _______________________________________________

         4) Date Filed:
            ________________________________________________

                  Notice of 2002 Annual Meeting of Shareholders
                               and Proxy Statement

Dear Fellow Shareholders:

     Please accept this invitation to attend our 2002 Annual Shareholders' Meeting. The meeting will be held Thursday, April 25, at 3:00 p.m. at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey.

     Our agenda will include the election of four directors, the approval of the amendment of the Company's Stock Option and Incentive Plan of 1997 to increase shares of common stock reserved for issuance and the ratification of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the year ending December 31, 2002.

     In order to ensure that your shares are represented at the Annual Meeting, please promptly vote, date, sign and return your proxy for the meeting even if you plan to attend. You may vote in person at that time if you so desire.

     Please accept our thanks for your continued confidence in our Company. We look forward to seeing you at the meeting.

                                         Sincerely,


                                         /s/ Anthony D. Andora
                                         ---------------------
                                         Anthony D. Andora
                                         Chairman of the Board


                                         /s/ Anthony S. Abbate
                                         ---------------------
                                         Anthony S. Abbate
                                         President and Chief Executive Officer


March 28, 2002

                                Table of Contents



NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS . . . . . . . . . .    1

PROXY STATEMENT

 Questions and Answers . . . . . . . . . . . . . . . . . . . . . . .     2

       Nominees and Directors  . . . . . . . . . . . . . . . . . . .     5

       Board and Committee Meetings . . . . . . . . . . . . . . . .      7

       Compensation/Stock Option Committee Interlocks and Insider
       Participation . . . . . . . . . . . . . . . . . . . . . . . .     8

       Director Compensation . . . . . . . . . . . . . . . . . . . .     8

 Executive Officers . . . . . . . . . . . . . . . . . . . . . . .  .     9

 Amount and Nature of Beneficial Ownership . . . . . . . . . . . . .     9

 Annual Executive Compensation. . . . . . . . . . . . . . . . . . .     10

       Summary Compensation . . . . . . . . . . . . . . . . . . . .     10

       Stock Option Grants in Last Fiscal Year. . . . . . . . . . .     11

       Aggregated Option Exercises in Last Fiscal and Year End
       Option Values . . . . . . . . . . . . . . . . . . . . . . . .    11

       Pension Plan and Supplemental Executives' Retirement Plan . .    11

       Capital Investment Plan. . . . . . . . . . . . . . . . . . . .   12

       Change-in-Control Arrangements. . . . . . . . . . . . . . . . .  12

 Compensation/Stock Option Committee Report on Executive Compensation . 13

       Compensation Strategy. . . . . . . . . . . . . . . . . . . . .   13

       Base Salary. . . . . . . . . . . . . . . . . . . . . . . . . .   13

       Annual Bonus. . . . . . . . . . . . . . . . . . . . . . . . .    13

       Stock Option and Incentive Plan. . . . . . . . . . . . . . . .   14

       CEO Compensation . . . . . . . . . . . . . . . . . . . . . . .   14

 Audit Committee Report. . . . . . . . . . . . . . . . . . . . . . .    15

       Fees Paid to Our Independent Auditors. . . . . . . . . . . . .   15

 Other Information. . . . . . . . . . . . . . . . . . . . . . . . . .   19

       Transactions with Management. . . . . . . . . . . . . . . . .    19

       Compliance with Section 16(a) of the Securities Exchange Act
       of 1934. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

       Other Matters. . . . . . . . . . . . . . . . . . . . . . . . .   20

       Submission of Shareholder Proposals. . . . . . . . . . . . . .   20

       Solicitation Expenses. . . . . . . . . . . . . . . . . . . . .   20

       Financial Materials . . . . . . . . . . . . . . . . . . . . .    20

       Performance Graph . . . . . . . . . . . . . . . . . . . . . .    21

                Notice of the 2002 Annual Meeting of Shareholders




                                                                  March 28, 2002

To Our Shareholders:

     The Annual Meeting of Shareholders of Interchange Financial Services Corporation will be held at 3:00 p.m. on Thursday, April 25, 2002 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey to consider and take action on the following proposals:


1. Elect four directors: Anthony S. Abbate, Anthony R. Coscia, John J. Eccleston and Eleanore S. Nissley, each for a term of three years;

2. Approve the amendment of the Company's Stock Option and Incentive Plan of 1997 to increase shares of common stock reserved for issuance;

3. Ratify the Board's appointment of Deloitte & Touche, LLP as our independent auditors for 2002; and

4.   Such other business as may properly come before the Meeting.


     Shareholders who owned shares of our stock at the close of business on March 25, 2002 are entitled to notice of and to vote at the Annual Meeting. This notice, the proxy statement, a proxy and voting instruction card, and the 2001 Annual Report are being distributed on or about March 28, 2002.

     Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.


                                     By Order of the Board of Directors


                                     /s/ Benjamin Rosenzweig
                                     -----------------------
                                     Benjamin Rosenzweig
                                     Secretary


Your vote is important. Please complete, date, sign, and return promptly the enclosed proxy in the postage-paid envelope provided even if you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may then withdraw your proxy and vote in person, if you wish.

Questions and Answers
--------------------------------------------------------------------------------

Q:   Why did I receive this Proxy Statement?

A: The Board of Directors of Interchange Financial Services Corporation (the "Company" or "we" or "us") is soliciting proxies to be voted at the Annual Meeting of Shareholders ("annual meeting") to be held on Thursday, April 25, 2002, and at any adjournment of the annual meeting. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law.

Q:   Who is entitled to vote?

A: Shareholders who own Company stock as of the close of business on March 25, 2002 (the "Record Date") may vote at the annual meeting. Each share is entitled to one vote with respect to each matter considered at the annual meeting. There were 6,531,018 shares of our stock outstanding on the Record Date.

Q:   What is the proxy card?

A: The proxy card enables you to appoint Jeremiah F. O'Connor, Robert P. Rittereiser and Benjamin Rosenzweig as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing them to vote your shares at the meeting as you instructed on your proxy card. This way, you shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

 Q:  What am I voting on?

 A:  You are voting on:

     |X| the election of four directors (Anthony S. Abbate, Anthony R. Coscia, John J. Eccleston and Eleanore S. Nissley);

     |X| increasing the number of shares of common stock reserved for issuance in the Company's Stock Option and Incentive Plan of 1997; and

     |X| the ratification of the board's appointment of Deloitte & Touche, LLP as our independent auditors for the 2002 fiscal year.

Q:   Will there be any other items of business on the agenda?

A: We do not expect any other items of business because the deadlines for shareholder proposals and nominations have already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the annual meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Q:   How do I vote?

A: You may vote by mail. Mark you choices on the enclosed proxy card and sign, date and return it in the enclosed, self-addressed envelope. If you sign your proxy card but do not make any selections, your shares will be voted:

     |X|  FOR the four named nominees for directors;

     |X| FOR the increase in shares of common stock reserved for issuance in the Company's Stock Option and Incentive Plan of 1997; and

     |X|  FOR the ratification of the independent auditors.

     You may vote in person at the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them in an account at a brokerage firm.

Q:   What does it mean if I get more than one proxy card?

A: Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Continental Stock Transfer and Trust Company (212-509-4000); otherwise, contact your brokerage firm.

Q:   How do I revoke my proxy?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     |X| filing with the Secretary of the Company at or before the annual meeting a written notice of revocation bearing a later date than the proxy;

     |X| duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the annual meeting; or

     |X| attending the annual meeting and voting in person (although attendance at the annual meeting will not in itself constitute revocation of a proxy).

     Any written notice revoking a proxy should be delivered to Benjamin Rosenzweig, Secretary, Interchange Financial Services Corporation, Park 80 West/Plaza II, Saddle Brook, New Jersey, 07663.

Q:   Will my shares be voted if I do not return my proxy card?

A: If your shares are held in your name, they will not be voted at the meeting unless you either submit a signed proxy, or attend the meeting and vote in person.

     If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Under NASD rules, brokerage firms have authority to vote customers' unvoted shares on "routine" matters.

     If you do not give a proxy to vote your shares, your brokerage firm may either:

     |X|  vote your shares on routine matters, or

     |X|  leave your shares unvoted.

     You may have granted to your stockbroker discretionary voting authority over your account. Depending on the terms of your agreement with your stockbroker, the firm may be able to vote your shares. We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

Q:   How are abstentions, withholding of votes and broker non-votes treated?

A: The affirmative vote of the holders of a majority of the shares of our common stock present and voting at the meeting is required to approve the proposals (other than the election of directors). Abstentions and withholding of votes as to any proposal will not be counted as votes cast in favor of or against the proposal. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted as to any proposal (so-called broker non-votes) will not be counted as votes cast with respect to the proposal. Proxies marked as abstentions, withhold or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Q:   How many shares must be present to hold the meeting?

A: To hold the meeting and conduct business, a majority of our shares outstanding as of March 25, 2002, must be present at the meeting. This is called a quorum.

     Shares are counted as present at the meeting if the shareholder:

     |X|  is present and votes in person at the meeting, or

     |X|  has properly submitted a proxy card.

Q:   How many votes must the nominees have to be elected as directors?

A: The four nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality. (We use the phrase "yes vote" to mean a vote for a proposal.)

Q:   What happens if a nominee is unable to stand for election?

A: The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Messrs. O'Connor, Rittereiser and Rosenzweig can vote your shares for a substitute nominee. They cannot vote for more than four nominees.

Q: How many votes must the proposal to increase shares of common stock in the Company's Stock Option and Incentive Plan of 1997 have to pass?

A: To pass, the proposal must receive the yes vote of a majority of the shares present at the meeting in person or by proxy, but not less than a majority of the shares required for a quorum.

Q:   How many votes must the proposal to ratify the auditors have to pass?

A: To pass, the proposal must receive the yes vote of a majority of the shares present at the meeting in person or by proxy, but not less than a majority of the shares required for a quorum.

Q:   How are votes counted?

A: On the proposal to elect directors, you may vote"for" all nominees (except as marked), or "withhold" your vote from all nominees. On the proposals to increase shares of common stock in the Company's Stock Option and I" or "abstain."

     If you abstain and withhold your vote as to any proposal, it will not be counted as a vote cast in favor of or against the proposal. If you return your proxy without voting instructions, your shares will be counted as a yes vote for each nominee, for the increase of shares of common stock in the Company's Stock Option and Incentive Plan of 1997 and for the ratification of the auditors.

     Voting  results  are  tabulated  and  certified  by  our  transfer   agent,
     Continental Stock Transfer and Trust Company.

Q:   Is my vote kept confidential?

A: Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:   Where do I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting. Final results will be published in our quarterly report on Form 10-Q for the second quarter of 2002. We will file that report with the Securities and Exchange Commission. You may obtain a copy by calling Shareholder Relations (201) 703-2265 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov

1.  Election of Directors

      (Item 1 on the Proxy)

     The first item to be acted upon at the Annual Meeting is the election of four directors to serve until the 2005 Annual Meeting of Shareholders. The Company's Board of Directors currently consists of twelve members. In accordance with the Company's Certificate of Incorporation, the Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

     Each nominee is currently a director of the Company and was elected by the shareholders at a previous annual meeting. Each nominee for director and each continuing director also serves as director of Interchange Bank (the "Bank"), a subsidiary of the Company. If a nominee should become unavailable to serve as a director for any reason, which management does not anticipate, the proxy will be voted for a substitute nominee selected by the Board of Directors or, if no substitute is selected, the number of directors may be reduced. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected, and no director, nominee or executive officer is related to any other director, nominee or executive officer by blood, marriage or adoption.

     The Board of Directors recommends that you vote FOR election of the four nominees listed below. Unless contrary instruction is given, it is intended that the named proxies will vote in favor of each of the four nominees listed below.

Nominees and Directors

Nominees to be elected Directors for terms of three years expiring in 2005

Anthony Abbate, age 62, is President and Chief Executive Officer of the Company. Mr. Abbate has been a Director of the Company since 1984 and the Bank since 1981. He is a member of the Executive Committee and the Corporate Planning and Finance Committee and serves in an ex-officio capacity on all committees.

Anthony R. Coscia, age 42, is a partner and executive committee member of the law firm of Windels Marx Lane & Mittendorf, LLP in New York and New Brunswick, New Jersey. He is currently serving his fourth term as Chairman of the New Jersey Economic Development Authority. Mr. Coscia has been a Director of the Company and the Bank since 1997. He serves on the Audit Committee and is an alternate member of the Executive Committee.

John J. Eccleston, age 76, is a principal in the firm of R.D. Hunter & Company, Certified Public Accountants. Prior to January 1995, he was Senior Partner of John J. Eccleston & Company, Certified Public Accountants. Mr. Eccleston has been a Director of the Company since 1984 and the Bank since 1969. He is Chairman of the Audit Committee and a member of the Executive Committee and Corporate Planning and Finance Committee.

Eleanore S. Nissley, age 70, is a commercial real estate investor, and she serves as Vice Chairperson of Hackensack Meadowlands Development Commission. Mrs. Nissley has been a Director of the Company and of the Bank since 1992. She is a member of the Audit Committee, the Nominating Committee and is an alternate member of the Executive Committee.

Directors to continue in office for terms expiring in 2004

Anthony D. Andora, age 71, is a member of Andora & Romano, LLC, a law firm in Paramus, New Jersey. Mr. Andora has been a Director of the Company since 1984 and of the Bank since 1969. He is Chairman of the Board, and serves on, the Executive Committee and the Nominating Committee. He is a member of the Corporate Planning and Finance Committee and serves in an ex-officio capacity on all committees.

David R. Ficca, age 70, is a retired director of Richton International Corporation and the retired Vice Chairman of Kidde, Inc, a multi-market manufacturing and service organization. He has been a Director of the Company since 1984 and of the Bank since 1983. He is a member of the Executive
Committee, the Corporate Planning and Finance Committee and the Compensation/Stock Option Committee.

Nicholas R. Marcalus, age 58, is President and Chief Executive Officer of Marcal Paper Mills, Inc., a manufacturer of paper products, in Elmwood Park, New Jersey, and serves on the board of directors of that organization. Mr. Marcalus has been a Director of the Company and the Bank since 1997, and serves on the Compensation/Stock Option Committee and is an alternate member of the Executive Committee.

Benjamin Rosenzweig, age 76, is Vice President of Azco Steel Company, a division of Bushwick Steel Corp. He has been a Director of the Company since 1984 and of the Bank since 1976 and is Secretary of the Company and the Bank. He serves as a member of the Executive Committee, Compensation/Stock Option Committee and the Nominating Committee.

Directors to continue in office for terms expiring in 2003

Donald L. Correll, age 51, is a retired Chairman of United Water Resources, Inc., a holding company whose subsidiaries are active in public water supply, water-related services and real estate. Mr. Correll has been a Director of the Company and the Bank since 1995 and serves on the Audit Committee, Nominating Committee, Corporate Planning and Finance Committee, and Compensation/Stock Option Committee and is an alternate member of the Executive Committee.

James E. Healey, age 60, is a practicing Certified Public Accountant in Park Ridge, New Jersey. He is also a Director of Marcal Paper Mills, Inc. In addition, he is a Trustee of Pace University in New York City and a Trustee of St. Joseph's Hospital and Medical Center in Paterson, New Jersey. In December 2000, Mr. Healey retired as Executive Vice President and Chief Financial Officer of Nabisco Holdings Corp., a position he held since June 1997, and retired as Senior Vice President and Chief Financial Officer of Nabisco Group Holdings, Inc., a position he held since June 1999. Mr. Healey was formerly Vice President and Treasurer (1995 - 1997) of BestFoods (formerly CPC International, Inc.) and Comptroller (1987 - 1995). Mr. Healey has been a Director of the Company and the Bank since 1993. He is Chairman of the Compensation/Stock Option Committee and serves on the Audit Committee, Corporate Planning and Finance Committee and is an alternate member of the Executive Committee.

Jeremiah F. O'Connor, age 68, is currently a principal of NW Financial Group (since 1996), a financial advisory firm. Mr. O'Connor was formerly a Managing Director of NatWest Financial Markets Group (since 1994). Mr. O'Connor has been a Director of the Company since 1984 and the Bank since 1969. He is Vice Chairman of the Board. He serves on the Executive Committee, Corporate Planning and Finance Committee, Nominating Committee and Compensation/Stock Option Committee.

Robert P. Rittereiser, age 63, is Chairman and Chief Executive Officer of Gruntal Financial Corporation, an investment services firm based in New York City. He also serves as Chairman of Yorkville Associates Corp., a private investment and financial advisory concern formed in April 1989. He served as a Trustee of the DBL Liquidating Trust from April 1992 until April 1996. He has been a Director of the Company and of the Bank since July 1989. He is Chairman of the Corporate Planning and Finance Committee and a member of the Compensation/Stock Option Committee and the Executive Committee.

Board and Committee Meetings

     During 2001, the Board of Directors of the Company and the Bank held 12 meetings each. All incumbent directors attended at least 75% of the aggregate meetings of such Boards of Directors and the committees of such Board of Directors on which they served which were held during fiscal year 2001.

Company Committees



         The following committees serve both the Company and the Bank.

----------------------------------------------------------------------------------------------------------------------
Name of Committee and
       Members                                Functions of the Committee                              Meetings in 2001
------------------------------  ------------------------------------------------------------------  -------------------

Audit                            Reviews significant audit, accounting and other principles,                 3
John J. Eccleston, Chairman      policies and practices, the activities of independent auditors
James E. Healey                  and of the Company's internal auditors, and the conclusion and
Donald L. Correll                recommendations of auditors and the reports of regulatory
Anthony R. Coscia                examiners upon completion of their respective audits and
Eleanor S. Nissley               examinations.
---------------------------------------------------------------------------------------------------------------------
Compensation/Stock Option         Administers management incentive compensation plans,                        3
James E. Healey, Chairman         including the Company's stock option and incentive plan.  The
Jeremiah F. O'Connor              committee makes recommendations to the Board of Directors
Donald L. Correll                 with respect to compensation of directors and executive
David R. Ficca                    officers.
Nicholas R. Marcalus
Robert R. Ritterreiser
---------------------------------------------------------------------------------------------------------------------
Corporate Planning and            Responsible for the review of the annual budget, capital                    2
Finance                           expenditures and other financial transactions.
Robert P. Ritterreiser,
Chairman
Donald L. Correll
Anthony S. Abbate
Anthony D. Andora
John J. Eccleston
David R. Ficca
James E. Healey
---------------------------------------------------------------------------------------------------------------------
Executive                        Has authority to exercise all of the powers of the Board                    11
Anthony D. Andora,               of Directors with respect to the affairs of the Company, except
Chairman                         that the Executive Committee may not: (1) Exercise such
Anthony Abbate                   powers while a quorum of the Board of Directors is actively
John J. Eccleston                convened for the conduct of business; (2) Declare a dividend or
David R. Ficca                   approve any other distribution to stockholders; (3) Elect or
Jeremiah F. O'Connor             appoint any officer or director; and (4) Make, alter or repeal
Robert P. Rittereriser           the By-Laws of the Bank.
Benjamin Rosenzweig
---------------------------------------------------------------------------------------------------------------------
Nominating                       Advises and makes recommendations to the Board of Directors                   2
Anthony D. Andora                concerning the selection of candidates as nominees for election
Chairman                         as directors.  The committee will consider nominations
Jeremiah F. O'Connor             recommended by shareholders.  In accordance with the
Anthony R. Coscia                Company's by-laws, such nnominations, together with
Nicholas R. Marcalus             accompanying biographical material, must be in writing and
Eleanor S. Nissley               should be addressed to the Secretary of the Company and must
Benjamin Rosenzweig              be received not later than January 2 of the year of the annual meeting of shareholders.
---------------------------------------------------------------------------------------------------------------------

                                       7

 Compensation/Stock Option Committee Interlocks and Insider Participation

     No member of the Compensation/Stock Option Committee was, during 2001, an employee of the Company. During 2001, no executive officer of the Company (i) served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of the Company, (ii) served as a director of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of the Company, or
(iii) was a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Director Compensation

     In 2001, each director of the Company not employed by the Company was paid a retainer of $1,000. The Company's Chairman of the Board, Vice-Chairman of the Board and Secretary of the Board received additional retainers of $500, $250 and $100, respectively. In addition, each director of the Bank not employed by the Bank was paid a retainer at an annual rate of $10,000, a fee of $400 for each board meeting attended, a fee of $300 for each executive committee meeting attended and a fee of $250 for attendance at other committee meetings. The Bank's Chairman of the Board, the Vice-Chairman of the Board and Secretary of the Company and the Bank received additional retainers of $16,500, $13,500 and $2,000, respectively. Directors who are chairmen of committees, which act in a dual capacity for the Company and the Bank, receive an additional retainer of $2,000 annually. A director who is an employee of the Company or any subsidiary receives no retainer or fees.

     Directors, excluding directors who are employed by the Company or the Bank and participate in a separate plan, participate in a retirement benefit plan which entitles the director to receive upon retirement either (1) an amount equal to the annual retainer being paid directors (exclusive of additional amounts paid to the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Company and the Bank and to committee chairmen) multiplied by his or her years of service on the board; or (2) an amount based on the cash surrender value of a life insurance or annuity contract purchased by the Bank. The insurance policies or annuity contracts are owned by the Bank and annual contributions of $5,000 are made by the Bank for each director who has completed five years of service as a director. The Bank's contribution increases by $1,000 for each year's service until it reaches $10,000 annually, the level at which it remains. Benefits to a director who retires after ten years of service are equal to the greater of (1) or (2) above. Any director who retires after completing at least five years, but less than ten years, of service are entitled to benefits only under (2) above.

     The Outside Director Incentive Compensation Plan ("Plan") is designed to attract qualified personnel to accept positions of responsibility as outside directors with the Company and to provide incentives for persons to remain on the Board of the Company as outside directors. The Compensation/Stock Option Committee administers the Plan, reviews the awards and submits recommendations to the full Board of Directors for action. Stock options are granted on the first anniversary date of the initial grant date, and each anniversary date thereafter (each such date being considered an additional "Grant Date"), such Outside Director shall be granted 1,000 additional Options, with each such Option representing the right to purchase, upon exercise, one share of common stock with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the NASDAQ National Market. Stock options may be exercisable between one and ten years from the date granted. All options granted under the Plan shall be Non-Qualified Stock Options not entitled to special tax treatment under the Internal Revenue Code of 1986, as amended.

     A total of 100,000 shares of common stock were made available for Option awards under the Plan of which options to purchase 22,000 shares have been granted to date. 11,000 Options were granted to the outside directors in 2001.

Executive Officers

Anthony S. Abbate, age 62, is President and Chief Executive Officer of the Bank since 1981; Senior Vice President and Controller from October 1980. Engaged in the banking industry since 1959.

Anthony J. Labozzetta, age 38, Executive Vice President and Chief Financial Officer since September 1997; Treasurer from 1995. Engaged in the banking industry since 1989. Formerly a senior manager with an international accounting firm, specializing in the financial services industry.

Frank R. Giancola, age 48, Senior Vice President - Operations since September 1997; Senior Vice President-Retail Banking from 1993; Senior Vice President-Operations of the Bank from 1984; Senior Operations Officer from 1982; Vice President/Branch Administrator from 1981. Engaged in the banking industry since 1971.

Patricia D. Arnold, age 43, Senior Vice President & Chief Credit Officer since August 1998, Senior Vice President Commercial Lending since August 1997; First Vice President from 1995; Department Head Vice President from 1986; Assistant Vice President from 1985; Commercial Loan Officer-Assistant Treasurer from 1983. Engaged in the banking industry since 1981.


Amount and Nature of Beneficial Ownership

     The following table sets forth information concerning the ownership of the common stock as of March 1, 2002, for (a) certain beneficial owners known to the Company to own more than five percent of the common stock; (b) each director and nominee for director; (c) each of the named executive officers (as defined in Note (1) of the Summary Compensation Table, herein) not listed as a director; and (d) all directors and executive officers as a group. Except as otherwise noted, the nominees, the directors and the executive officers or family members had sole voting and investment power with respect to such securities.


                                             Beneficially     Right to      Deferral                 Percent
                   Name                        Owned         Acquire (1)    Plans (2)    Total      of Class
-----------------------------------------    ------------    -----------   ----------   --------    --------
                   (a)

Banc Funds Company, LLC
208 South Lasalle Street, Suite 1680
Chicago, IL  60604. . . . . . . . . . . .         438,404              -            -    438,404        6.7
                   (b)
Anthony S. Abbate . . . . . . . . . . . .         169,844         39,494       19,286    228,624        3.5
Anthony D. Andora . . . . . . . . . . . .         150,830          1,000            -    151,830        2.3
Donald L. Correll . . . . . . . . . . . .           8,103          1,000            -      9,103          *
Anthony R. Coscia . . . . . . . . . . . .           7,050          1,000            -      8,050          *
John J. Eccleston . . . . . . . . . . . .          81,851          1,000            -     82,851        1.3
David R. Ficca  . . . . . . . . . . . . .          84,057 (3)      1,000            -     85,057        1.3
James E. Healey . . . . . . . . . . . . .          34,425          1,000            -     35,425          *
Nicholas R. Marcalus. . . . . . . . . . .           5,822            667            -      6,489          *
Eleanore S. Nissley . . . . . . . . . . .          45,660          1,000            -     46,660          *
Jeremiah F. O'Connor. . . . . . . . . . .          57,811          1,000            -     58,811          *
Robert P. Rittereiser . . . . . . . . . .          27,168          1,000            -     28,168          *
Benjamin Rosenzweig . . . . . . . . . . .         116,917          1,000            -    117,917        1.8
                   (c)
Patricia D. Arnold . . . . .  . . . . . .           5,838         13,800       13,156     32,794          *
Frank R. Giancola . . . . . . . . . . . .          10,788         22,895       20,762     54,445          *
Anthony Labozzetta  . . . . . . . . . . .          16,759         14,750       11,889     43,398          *
                  (d)
Directors and executive officers as a
   group (15 persons) . . . . . . . . . .         822,923        101,601       65,092    989,616       14.8
-----------------------------------------

 * Does not exceed one percent of class
 1.  Includes stock acquirable by exercise of stock options exercisable within 60 days of the date of the Proxy Statement.
 2.  Shares held in deferred compensation accounts to which individuals have sole power to vote but no investment power.
 3.  Includes beneficial ownership of 1,689 shares held by a foundation to which Mr. Ficca has sole voting power and shared investment power.

                                        9

Annual Executive Compensation
--------------------------------------------------------------------------------

     The following table sets forth certain information regarding the compensation paid by the Company and its subsidiaries during 2001 to Mr. Abbate, the Chief Executive Officer, and all other executive officers of the Company whose total annual salary and bonus exceeded $100,000.


SUMMARY COMPENSATION TABLE

                                                            Annual Compensation           Long-term Compensation
                                                  -------------------------------------------------------------
                                                                             Other         Restricted                    All Other
                                                                             Annual          Stock        Options      Compensation
Name and Principal Position (1)         Year       Salary($)   Bonus($)   Compensation($)  Awards($)(3) (No.of Shares)    ($) (2)
-------------------------------      -----------  ----------- ----------  ---------------  ------------ -------------- ------------

Anthony S. Abbate . . . . . . .         2001        $360,000    $166,680             -       $148,680        30,000     $46,118
      President and CEO                 2000         347,500     121,625             -        104,250        15,000      65,160
                                        1999         327,500     117,081             -        100,706        12,500      77,999

Anthony Labozzetta . . . . . . .        2001         162,000      52,650       $17,552         34,425         7,000       6,539
      Executive Vice President and      2000         152,000      38,000        12,667         31,160         4,000       4,655
      Chief Financial Officer           1999         132,000      33,600        11,199         26,400         4,000       4,477

Frank R. Giancola . . . . . . . .       2001         139,500      45,338             -         22,320         7,000       6,115
      Senior Vice President             2000         135,500      32,500             -         29,810         4,000       6,059
                                        1999         131,000      33,405             -         10,551 (5)     4,000       5,793

Patricia D. Arnold . . . . . . .        2001         140,000      46,150         2,756         23,075         7,000       4,627
      Senior Vice President             2000         130,000      33,870         1,214         20,150         4,000       4,629
                                        1999         120,000      30,600         2,578          6,000         4,000       4,380
_______________________________

(1)Includes the President and CEO and all other executive officers whose total annual salary and bonus exceeded $100,000 in 2001.
(2)Represents payments as shown below:

                                        Year        Abbate     Labozzetta    Giancola     Arnold
                                     -----------  ----------- -----------  -----------  -----------

Amounts contributed to 401(k) plan      2001         $ 6,533      $6,070        $5,473       $4,183
                                        2000           6,295       4,217         5,417        4,221
                                        1999           6,400       4,103         5,136        4,008

Value of life insurance premium paid in 2001           3,564         470           643          444
      respect to coverage in excess of  2000           3,564         438           643          408
      $50,000                           1999           3,564         374           617          372

Premium on disability policy            2001           7,860           -             -            -
                                        2000           7,860           -             -            -
                                        1999           7,860           -             -            -

Contribution to Supplemental            2001          28,162           -             -            -
       Executives' Retirement Plan (4)  2000          47,442           -             -            -
                                        1999          60,175           -             -            -

_______________________________

(3) The unvested restricted stock awards granted, to date, totaled 2,643, 19,286, 5,086 and 2,853 for Mrs. Arnold and Messrs. Abbate, Labozzetta and Giancola, respectively. The value of such awards at December 31, 2001, were $50,217, $366,434, $96,634 and $54,207, respectively. The value of these shares at the date of grant is reflected in the table above. The awards for Mrs. Arnold and Messrs. Abbate, Labozzetta, and Giancola vest in three years following the date of grant provided they do not terminate their employment during that period. Dividends will be paid on all restricted stock awards.

(4) In 1998, the Board of Directors amended the Supplemental Executives' Retirement Plan to provide Mr. Abbate with the retirement benefits he is entitled to as a member of the Board of Directors. The 1999 contribution to the Supplemental Executives' Retirement Plan includes the costs associated with the life insurance policy.

(5) The 1999 restricted stock award for Mr. Giancola amounting to $10,551 is attributable to an adjustment to correctly reflect his achievement under the 1998 incentive plan.

                                       10

Stock Option Grants in Last Fiscal Year *

     The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 2001. All options granted during the year were incentive stock options:


                                Number of     % of Total                                             Potential Realized Value
                               Securities         Options                                             at Assumed Annual Rates
                               Underlying       Granted to        Exercise or                       of Stock Price Appreciation
                                 Options       Employees in        Base Price     Expiration        For Option Term (3)
                                                                                                ----------------------------------
           Name                  Granted        Fiscal Year        ($/Sh) (1)      Date (2)            5%                10%
---------------------------   -------------    --------------     -------------   -----------   ----------------   ---------------

Anthony S. Abbate                   30,000              33.6%          $22.05       2/28/2012          1,077,514         1,715,761
Anthony Labozzetta                   7,000               7.8            22.05       2/28/2012            251,420           400,344
Frank R. Giancola                    7,000               7.8            22.05       2/28/2012            251,420           400,344
Patricia Arnold                      7,000               7.8            22.05       2/28/2012            251,420           400,344

---------------------------

* The grant of stock options presented in this table was made in early 2002 based upon 2001 performance criteria.

(1) The exercise price was based on the closing price of a share of the Company's stock on the date of grant as reported on the NASDAQ National Market.

(2) Options are exercisable starting one year from the date of grant and become vested 1/3 each year from the grant date. Options expire if not exercised within 10 years of grant date.

(3) Pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission in the proxy disclosure rules and, therefore, are not intended to forecast possible future appreciation, if any, of the Compan's stock price. The Company's per share stock price would be $35.92 and $57.19 if the increase was 5% and 10%, respectively, compounded annually over the option term.



Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

                                                    Number of Securities
                                                   Underlying Unexercised           Value of Unexercised
                                                    Options at Year End             In-the-Money Options
                        No. Shares              ------------------------------      --------------------
                       Acquired on   Value          Shares         Shares           at Year-end (2)
        Name            Exercise   Realized (1)   Exercisable    Unexercisable   Exercisable    Unexercisable
---------------------- ----------- ------------ -------------- ---------------- ------------ ------------------
Anthony S. Abbate           4,000     $47,200         45,495           14,166     $170,057          38,540.00
Anthony Labozzetta            787       8,374         14,749            4,001       28,899          10,835.94
Frank R. Giancola               -           -         22,894            4,001      144,810          10,835.94
Patricia D. Arnold              -           -         13,799            4,001       35,981          10,835.94

----------------------

(1) Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
(2) Pre-tax gain. Value of unexercised in-the-money options based on the December 31, 2001 closing price of $19.00 as reported on the NASDAQ.

Pension Plan and Supplemental Executives' Retirement Plan

     The Company, through the Bank, maintains a non-contributory defined benefit pension plan covering all eligible employees including Mrs. Arnold, Messrs. Abbate, Giancola and Labozzetta. Retirement income is based on years of service under the Plan and, subject to certain limits, on final average compensation.

     The Company maintains a Supplemental Executives' Retirement Plan (the "SERP"), a non-qualified plan intended to provide retirement income that would have been paid but for limitations imposed by the Internal Revenue Code under the qualified plan. In 1998, the Company amended the Plan to include the director related retirement benefits relating to Mr. Abbate's membership on the Board of Directors. Benefits under the SERP are paid from the general assets of the Company.

     The following table shows the annual benefits payable based on a range of average compensation (comprised solely of base salary) and years of future service at normal retirement date.



      5-Year                   Years of Service at Normal Retirement Date
      Average      ---------------------------------------------------------------------
   Compensation         5           10            20            30             35
  ---------------- ------------  ------------  ----------   ------------- --------------

          $100,000      $ 5,674       $11,347      $22,694      $ 34,042        $ 39,715
           150,000        9,424        18,847       37,694        56,542          65,965
           200,000       13,174        26,347       52,694        79,042          92,215
           250,000       16,924        33,847       67,694       101,542         118,465
           300,000       20,674        41,347       82,694       124,042         144,715
           400,000       28,174        56,347      112,694       169,042         197,215

--------------------

1.   This Plan was effective January 1, 1993.
2. Benefits calculated are based on base salary and total credited service at normal retirement date from the later of (a) January 1, 1993 or (b) date of hire. The benefits above are inclusive of both benefits from the qualified defined benefit plan and from the defined benefit portion of the supplemental plan. Currently, the supplemental plan only covers Mr. Abbate.
3. Average compensation is the average of base salary over the five (5) consecutive calendar years producing the highest average.
4. The chart reflects a Social Security integration level based on the average age of the executive officer group, which was 48 years as of December 31, 2001.
5. Annual benefit shown in the table above is payable as a life annuity which is the normal form of retirement benefit for non-married participants. For married participants, the normal form of benefit is an actuarial equivalent joint and 50% survivor annuity.
6. At December 31, 2001, the estimated credited years of service for purposes of computing the retirement benefits under the Pension Plan and the SERP for the named executive officers are as follows: Mr. Abbate - 9 years; Mr. Labozzetta - 6 years; Mr. Giancola - 9 years; and Mrs. Arnold - 9 years.


Capital Investment Plan

     The Company also maintains a Capital Investment Plan ("401(k)") covering all eligible employees including the executive officers named in the Summary Compensation Table. Retirement income is based on the value of each participant's  account  balance  and is paid  upon  retirement,  termination  of employment, disability or death. The SERP also supplements the retirement benefits payable to certain participants under the 401(k). At present, only Mr. Abbate participates in the SERP. These benefits are intended to provide participants with an amount (plus earnings) that the Company would have contributed under the 401(k) as matching employer contributions and for fixed employer contributions (in excess of the amounts the Company actually contributed) if it were not for certain limitations imposed by the Internal Revenue Code under the 401(k). The benefits under the SERP with respect to the 401(k) are to be paid in lump sum in cash at the same time as the distribution of a participant's account balance is made under the 401(k).

Change-in-Control Arrangements

     The Company has a Change-in-Control Agreement with each of Mrs. Arnold and Messrs. Abbate, Labozzetta and Giancola. The agreements provide, among other things, that if the executive is terminated during the two years after a "change in control", or if they voluntarily terminate during the two years following a "change in control", unless such termination is (i) because of the executive's death or retirement, (ii) by the Company for cause or disability or (iii) by the executive for other than for good reason, they shall receive an amount equal to two times their highest annualized base salary plus an amount equal to the sum of the bonuses paid for the previous two years [except for Mr. Abbate who shall receive three times his highest annualized base salary plus an amount equal to the greater of (i) the sum of the bonuses paid for the previous three years, or
(ii) $300,000] for the prior twelve months immediately proceeding the date of termination. In addition, the executives will receive their unpaid base salary up to termination, accrued vacation pay, a portion of the bonus in the year of termination which has not yet been awarded or paid under the management incentive plan, benefits and continuation of health and welfare benefits, "grossed up" to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.

Compensation/Stock Option Committee Report on Executive Compensation
--------------------------------------------------------------------------------

     The Compensation/Stock Option Committee is responsible for reviewing and recommending executive compensation to the full Board of Directors for action and administering the Company's executive compensation programs and plans. The Committee reports regularly to the Board of Directors. During 2001, the Committee consisted of six Directors who were not employees of the Company and, therefore, not eligible to participate in such programs and plans.

Compensation Strategy

     The objectives of this Committee are to attract and retain top quality executives and provide compensation programs designed to motivate and reward executives to achieve business goals that foster both the enhancement of long-term shareholder value through stock appreciation and dividend yield, and the long-term best interests of the organization. Compensation programs for executives are designed to link compensation to the various performance measures of the Company discussed in this report and generally provide competitive compensation for executives at the seventy-fifth percentile of peer group banks (as determined by the Committee with the assistance of an independent consultant) and other organizations of similar size, performance and geographic location. The committee utilizes professional surveys prepared by outside consultants focusing on compensation levels of this peer group in order to assure competitiveness in its compensation programs. The compensation mix reflects a balance of cash awards, including incentive awards, and equity-based incentives. Annual cash compensation (base salary and annual bonus) is established based on the achievement of corporate financial targets and individual performance. The Stock Option and Incentive Plan, approved by shareholders in 1997, is intended to function as the basis for fostering alignment of executive compensation with the interests of shareholders.

     The policies with respect to each of these compensation elements as well as the basis for determining the compensation level of executive officers, including the President and CEO, Mr. Abbate, are described below:

Base Salary

     Base salaries for executive officers are based on the salary ranges that are established by the Committee annually for each position. The salary ranges for each position are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in the market place on an annual basis. The base salary of each executive officer, including President and CEO, is reviewed annually and adjusted within the position range based upon a performance evaluation. Evaluations of other executive officers are submitted to the Committee by the President and CEO. These evaluations, and an evaluation of the President and CEO by the Committee, are reviewed and submitted together with the Committee's recommendations to the full Board of Directors for action. Salary increases are generally based upon the extent to which the executive is considered to have contributed to a furtherance of the Company's goals and/or met objectives specifically assigned to that individual.

Annual Bonus

     The Management Incentive Plan is an incentive plan designed to reward key management employees for achievement of specific financial, individual and business results for the year. The specific financial targets, which are weighted equally, are primarily based upon (i) the year-to-year increase in the Company's net after-tax earnings and (ii) achievement of a targeted return on equity. The targeted goal is established annually through the budgeting process which is reviewed and approved by the Board of Directors using input relating to performance opportunities for the year and the historical performance results of the Company. Individual and business results are pre-established targets for specific objectives relating to the executives' area of responsibility. An objective of the Management Incentive Plan is to relate a portion of the executive' compensation to the overall financial results of the Company for the year. The bonus for 2001 (paid in 2002) reflects the attainment of 115 percent of the financial targets set in 2001. The Board of Directors reserves the right to award discretionary bonus awards in the event the financial target is either not met or is exceeded. No discretionary bonuses were paid in 2001. In so doing, the Committee, among other matters, will take into account whether the Company, while not reaching its threshold target, has performed better on a comparable basis than its peers. In addition to the attainment of the earnings target, the level of the President and CEO's annual bonus award is also based upon performance-related factors including various predetermined strategic objectives.

     A portion of the incentive compensation awarded to executive management is in the form of restricted stock. The restriction is for three years and the restricted stock is forfeitable upon termination of employment during that time period. In addition, executive officers were given the option to utilize their cash bonus to purchase two-year restricted, forfeitable stock at a twenty-five percent discount. The excess of market value over the purchase price is included in the Summary Compensation Table as Other Annual Compensation.

Stock Option and Incentive Plan

     The Stock Option and Incentive Plan of 1997 is designed to align shareholders' and executive officers' interests. The Compensation/Stock Option Committee administers the Plan, reviews the awards and submits recommendations to the full Board of Directors for action. Stock options are granted on a discretionary basis with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the NASDAQ National Market. Stock options may be exercisable between one and ten years from the date granted. Such stock options provide a retention and motivational program for executives and an incentive for the creation of shareholder value over the long-term since their full benefit cannot be realized unless an appreciation in the price of the common stock occurs over a specified number of years.

     The Plan also provides for the issuance of incentive stock awards as determined by the Board of Directors of the Company. Certain key executives may be awarded incentive compensation in the form of 3-year restricted stock, which is forfeitable upon termination of employment during that time period. Key employees may also use their cash bonus to purchase two-year restricted stock at a twenty-five percent discount. All amounts in excess of the purchase price of this stock are forfeitable should they terminate their employment during that time period. Incentive stock awards are an important factor in attracting and motivating key executives who will dedicate their maximum efforts toward the advancement of the Company.

     A total of 637,875 shares of common stock were made available for option and incentive awards under the Plan of which options to purchase 452,678 shares have been granted to date. Options granted to the executives in 2001 and those granted in 2002 as a result of 2001's performance are included in the Summary Compensation Table.

CEO Compensation

     The compensation of the President and CEO, Mr. Anthony S. Abbate, is reviewed by the Compensation/Stock Option Committee which presents its recommendations to the Board of Directors for action. Mr. Abbate participates in the same plans as the other executive officers, including the base salary program, the Management Incentive Plan, the Stock Option and Incentive Plan, and the staff benefit programs as outlined elsewhere in this Proxy Statement. Mr. Abbate also participates in the SERP. Mr. Abbate receives no compensation for his duties as a director. The committee bases Mr. Abbate's compensation on the same criteria used for all executive officers with particular emphasis on the factors which will promote the Company's long-term growth, organization stability, and financial strength. Mr. Abbate's salary was at the seventy-fifth percentile of the 2001 salary range for his position and his annual cash bonus for 2001 performance was based upon achieving 115% of targeted financial goals for that year. Mr. Abbate continues to provide the Company and the Bank with exemplary leadership, vision and commitment, and strives to meet the Company's long-term strategic goals.

     Submitted by the Compensation/Stock Option Committee:
     James E. Healey, Chairman
     Donald L. Correll
     David R. Ficca
     Nicholas R. Marcalus
     Jeremiah F. O'Connor
     Robert P. Rittereiser

Audit Committee Report
--------------------------------------------------------------------------------

     The Audit Committee consists of five directors, each of whom is independent as defined in the listing standards of the National Association of Securities Dealers. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Board and Committee Meetings" and "Director Compensation" and a copy of the Audit Committee Charter as adopted by the Board of Directors is attached hereto as Appendix B

     In accordance with its written Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee met three times during 2001 and on January 10, 2002. The Committee Chairman, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and the independent auditors prior to the public release of this information. The Chairman also discussed matters described in Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees" "SAS 61") with the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained, from the independent auditors, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independence Standards Board No. 1, "Independence Discussion with Audit Committees", discussed with auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The
Committee also discussed with management the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing and concurred in the appointment of internal audit staff. The Committee reviewed with the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in SAS 61 and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of, and for, the fiscal year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2001 and for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors, and the Board concurred in such recommendation.

The Audit Committee:
John J. Eccleston, Chairman
James E. Healey
Donald L. Correll
Anthony R. Coscia
Eleanore S. Nissley

Fees Paid to Our Independent Auditors

     Audit Fees: The aggregate fees billed for professional services rendered by Deloitte & Touche, LLP, our independent auditors, in connection with the audit and review of our 2001 financial statements was $135,200.

     Financial Information Systems Design and Implementation Fees: There were no fees billed for professional services rendered in connection with financial information system design and implementation by Deloitte & Touche, LLP.

     All Other Fees: The aggregate of all other fees billed for professional services, including fees for audits of employee benefit plans, tax preparation and other audit and tax related matters rendered during 2001 by Deloitte & Touche, LLP was $79,500.

2. Increase the Number of Common Shares in the Employee Stock Option and Incentive Plan of 1997, as Amended

    (Item 2 on the Proxy)

     The Stock Option and Incentive Plan of 1997 (the "Plan"), approved by shareholders in 1997, was designed to encourage officers and other key employees to (i) acquire a proprietary interest in the Company and thereby align their interest with those of the Company's shareholders, (ii) continue their employment with the Company and (iii) render superior performance during their employment. The Plan enables the Company, through the Compensation/Stock Option Committee of the Board of Directors, to grant incentive stock options and non-qualified stock options and to make restricted stock awards to officers and key employees of the Company.


     The following shares of common stock were purchased in the amounts and at the weighted average prices per share under the Plan as follows:


                                        Average
                                       Weighted
                            Incentive  Exercise                                                Purchase
                             Stock     Price Per    Restricted   Price at Date   Purchase    Price at Date
           Name             Options      Share        Stock       of Grant (1)     Stock     of Grant (2)
-------------------------  --------    ---------    ---------- ---------------  ---------   --------------

           (a)
Anthony S. Abbate . . . . . .30,000       $22.05         6,743      $22.05              -                -
Anthony Labozzetta . . . . . .7,000       $22.05         1,561      $22.05          3,184           $16.54
Frank R. Giancola . . . . . . 7,000       $22.05         1,012      $22.05              -                -
Patricia D. Arnold . . . . . .7,000       $22.05         1,046      $22.05            500           $16.54
           (b)
Executive Officers as
   a group (4) . . . . . . . 51,000            -        10,362      $22.05          3,684           $16.54
           (c)
All employees who are not
   Executive Officers . . .  38,250       $22.05           N/A         N/A            N/A              N/A

---------------------------

(1)  Price equals the closing price of IFCJ common stock on the grant date.
(2) Price equals 75 percent of the closing price of IFCJ common stock on the grant date.

     On January 24, 2002, the Company's Board of Directors amended the Plan, subject to shareholder approval, to increase the number of shares of the Company's common stock issuable pursuant to the Plan by 285,000 shares.
Currently the Plan provides for a maximum of 637,875 shares to be issued pursuant to the Plan. As of March 1, 2002, options and restricted stock awards covering a total of 539,408 shares have been granted under the Plan, 304,078 of which shares are subject to unexercised options granted to date. As a result, only 98,467 shares remain available for option or restricted stock grants under the Plan. As amended, the Plan would provide for a maximum of 922,875 shares to be issued pursuant to the Plan. To become effective, this amendment requires shareholder approval.

     The Board seeks to increase the number of available shares under the Plan because it believes that a stock option program is an important factor in attracting, retaining and motivating key employees who will dedicate their maximum productive efforts toward the advancement of the Company. The Board believes that this amendment furthers these objectives by assuring continuing availability of stock options in the appropriate circumstances. As of the date of this Proxy Statement, no options have been granted from the proposed increase in the number of shares under the Plan approved by the Board.

     Set forth below is a summary of certain provisions of the Plan, incorporating the terms of the proposed amendments to the Plan adopted by the Board of Directors, and a general description of the federal income tax rules applicable to the grant and exercise of options or restricted stock awards under the Plan. This summary does not purport to be complete and is subject to an qualified in its entirety by reference to the complete text of the Plan, a copy of which is available to any shareholder upon request.

Summary of the Plan

Administration.  The  Plan  is  administered  by the  Compensation/Stock  Option
Committee (the "Committee"), consisting of not less than two non-employee directors of the Company. The Committee has full power and authority, subject to the terms and conditions of the Plan, to determine (i) the key employees to whom awards may be made under the Plan, (ii) the number of options shares and the type of option (Incentive Stock Option, Non-Qualified Stock Option, or both) to be awarded to each key employees, (iii) the applicable terms and conditions of the awards or other grants of restricted stock, and (iv) all other matters which may arise in the administration of the Plan.

Stock Available for Awards. As amended, the Plan provides for the issuance, upon the exercise of options or grant of other stock awards, of a total of 922,875 shares of the Company's common stock, subject to any adjustments to reflect stock dividends, stock splits or other events as provided in the Plan.

Eligibility. Key employees of the Company, and of any subsidiary corporation of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, are eligible to receive awards under the Plan, provided that no award may be granted to any director who is not also an employee of the Company or a Subsidiary. Eligibility to receive options is determined by the Committee. Forty-one employees are currently participating in the Plan.

Option Price. The price at which each share of common stock covered by an option granted pursuant to the Plan may be purchased is the price of a share of Company common stock on the date of grant as reported by the NASDAQ National Market
System ("NASDAQ") or, if there is no reported trade on that date, on the last preceding date on which a trade was reported. The"date of gran" is the date as of which an option becomes effective as determined by the Committee, provided that the date of grant cannot precede the date on which the Committee awards the option. The option price under the Plan is payable in cash when the option is exercised or, with the consent of the Committee, by surrender of shares of the Company's common stock. As of March 25, 2002, the price of a share of Company common stock as reported by NASDAQ was $23.51.

Option Period. The period for exercise of an option may not exceed ten years from the date the option is granted. Options become exercisable during the option period at the rate set by the Committee, provided that: (i) no option may be exercised prior to one year after date of grant and (ii) the aggregate fair market value (at time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan or any other stock option plan of the Company or any subsidiary) may not exceed $100,000. In the event of a "Change of Control" (as defined original award. A "Change of Control" under the Plan occurs upon:

     (i) The acquisition by any person, other than the Company or any of its subsidiaries without the prior written approval of the Company's Board of Directors, of beneficial of 20% or more of the then outstanding shares of stock in a transaction or series of transactions not approved by a vote of at least a majority of the "Continuing Directors"; or

     (ii) Individuals who, as of January 1, constitute the Board of Directors of the Company (generally the "Directors" and as of January 1, the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to January 1, whose nomination for election was approved by a vote of at least a majority of the Continuing Directors shall be deemed to be a Continuing Director.

Restrictions on Transfer. During an optionee's lifetime his or her option is exercisable only by him or her. No option may be transferred other than by will or the law of descent and distribution.

Duration. Unless sooner terminated by the Board of Directors, the Plan terminates on, and no option may be granted hereunder after, December 31, 2006.

Amendment. The Board of Directors of the Company may amend the Plan at any time. No amendment shall, unless approved by shareholders of the Company: (i) increase the maximum number of shares for which options or other awards of Company common stock may be granted under the Plan; (ii) reduce the minimum option price provided herein; or (iii) extend the period during which options may be granted or exercised. The Board of Directors does, however, have the right to accept the surrender of and cancel options issued under the Plan and reissue those options and to amend the terms of outstanding options as described below.

Additional  Terms and  Conditions of Restricted  Stock and Purchased  Restricted
Stock

Eligibility to Receive Restricted Stock and Purchased Restricted Stock. Certain key executives of the Company, as determined by the Board of Directors of the Company, are eligible to receive Company common stock that is subject to the requirements of the Plan and such other restrictions as the Committee deems appropriate or desirable ("Restricted Stock"). Some shares of Restricted Stock may be acquired in lieu of some or all of certain cash bonus payments otherwise due a key executive ("Purchased Restricted Stock"). Shares of Purchased Restricted Stock which a key executive elects to acquire in lieu of receiving additional cash bonus are acquired by the key executive at a price to be determined by the Committee.

Transfer Restrictions on Termination of Employment. Restricted Stock vests 3 years following the date granted and Purchased Restricted Stock vests 2 years following the date granted. If a holder of Restricted Stock or Purchased Restricted Stock terminates employment for any reason other than retirement, disability, or death within the Restriction Period, some shares of Restricted Stock or Purchased Restricted Stock may be subject to forfeiture by the holder, and if forfeited, shall revert to the Plan. In no event shall any cash be transferred to a holder of Restricted Stock upon the forfeiture of Restricted Stock. The holder of Purchased Restricted Stock, upon forfeiture, shall be entitled to receive a cash amount equal to the amount paid for such stock. Such forfeited shares of Restricted Stock or Purchased Restricted Stock once again become available for award under the Plan.

Change of Control. Notwithstanding any provision of the Plan to the contrary, upon a "Change of Control", the Restriction Period for any holder of Restricted Stock or Purchased Restricted Stock ends and all restrictions on shares of Restricted Stock or Purchased Restricted Stock lapse.

Certain Federal Income Tax Consequences

Stock Options. The Company believes that under present law, the following are the federal income tax consequences generally applicable to options. The grant of an option will create no tax consequences for a participant or the Company. A participant will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply) except in certain circumstances, and the Company will receive no deduction when an incentive stock option is exercised except in certain circumstances. Upon exercising an option other than an incentive stock option, a participant must recognize ordinary income generally equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. The treatment to a participant of a disposition of shares acquired through the exercise of an option generally depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option, except that the Company may be entitled to a deduction in cases in which shares acquired under an incentive stock option are disposed of before the applicable incentive stock option holding periods have been satisfied.

Restricted Stock and Purchased Restricted Stock. The award of Restricted Stock and Purchased Restricted Stock will have no immediate tax consequences to the Company or to the participant, unless the participant elects, within 30 days of the award, to be taxed on the difference between the fair market value of such stock on the date of the award and the amount paid for such stock. Assuming the award of Restricted Stock and Purchased Restricted Stock is not taxed at the time of the award, upon the lapse of the restrictions, a participant will be required to include in gross income as compensation the amount by which the fair market value of such stock on the restriction lapse date exceeds the amount paid for such stock. However, if the participant is a director or officer of the Company subject to the provisions of Section 16(b) of the Exchange Act, no income will be recognized on the lapse of the restrictions until the time of lapse of the profit recapture provisions of Section 16(b), and the amount of such income will be equal to the fair market value of such stock at that time less the amount paid for such stock.

Upon a subsequent sale or taxable exchange of the Restricted Stock or Purchased Restricted Stock, a participant will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such stock. The amount included in gross income on the award of the stock or the lapse of restrictions, as the case may be, is added to the basis of the stock. The Company will be entitled to a deduction in the same amount as the compensation income recognized by the participant on the award or lapse of restrictions, as applicable.

       The Board of Directors recommends that you vote FOR this proposal.


3. Ratification of Appointment of Independent Auditors

      (Item 3 on the Proxy)

     Deloitte & Touche LLP served as the Company's independent auditors for the year ended December 31, 2001. The Board of Directors, upon recommendation of the Audit Committee, has again reappointed the firm of Deloitte & Touche LLP as the independent auditors to examine the Company's financial statements for the year 2002. The Board of Directors recommends that you vote FOR ratification of this appointment.

     Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Other Information
--------------------------------------------------------------------------------

Transactions with Management

     Officers and directors of the Company and their affiliated companies are customers of and are engaged in transactions with the Company and its subsidiaries in the ordinary course of business on substantially the same terms (including interest rates on loans, collateral and collectibility considerations) as those prevailing at the time for comparable transactions with other unaffiliated borrowers and suppliers.

     Mr. Andora, a Director of the Company, is a member of Andora & Romano, LLC, a firm that renders various legal services to the Company and its subsidiaries. During 2001, Andora & Romano received fees for legal services of $308,732, including $95,000 paid pursuant to retainer contracts and $115,725 representing fees for loan related matters, the bulk of which was reimbursed to the Bank by its customers. The Company expects to transact business with this firm in the future.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of and transactions in the Company's securities and furnish the Company with copies of all such reports they file. Based upon the copies of those reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under
Section 16(a) for the fiscal year ended December 31, 2001, were met in a timely manner by its executive officers, Directors and greater than ten percent shareholders, except that Mrs. Arnold and Messrs. Abbate, Giancola and Labozzetta each filed one Form 5 late due to delays with respect to shares allocated to their respective accounts in the Capital Investment Plan caused by administrative delays.

Other Matters

     The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the annual meeting should be presented, the persons named in the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment pursuant to discretionary authority granted in the proxy. If any matter not proper for action at the annual meeting should be presented, the named proxies will vote against consideration thereof or action thereon.

Submission of Shareholders Proposals

     Proposals intended for inclusion in the proxy statement for next year's annual meeting of shareholders must be in writing and must be received by the Secretary of the Company at Park 80 West/Plaza Two, Saddle Brook, NJ 07663, not later than December 20, 2002. To be considered for inclusion in the Company's proxy statement and form of proxy for an annual meeting, a shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the Securities and Exchange Commission for shareholder proposals.

Solicitation Expenses

     The Company is paying for distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Employees do not receive additional compensation for soliciting proxies.

Financial Materials

     Consolidated financial statements of the Company and its subsidiaries are included in the Company's Annual Report to Shareholders for the year 2001. Additional copies of the Annual Report to Shareholders and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained without charge from the Secretary of the Company, Park 80 West/Plaza Two, Saddle Brook, NJ 07663

                        FIVE-YEAR PERFORMANCE COMPARISON
           The graph below provides an indicator of cumulative total stockholder returns for the Company as compared with a Peer Group (1), the AMEX Market Value Index and (2) the Nasdaq Stock Market (U.S.) Index.


                                           Cumulative Total Return
                             ---------------------------------------------------
                              12/96    12/97    12/98    12/99    12/00    12/01
                             ------   ------   ------   ------   ------   ------
Interchange Financial Corp.  100.00   183.76   155.33   160.93   140.15   199.72
Peer Group                   100.00   174.26   190.31   157.82   155.15   207.41
AMEX Market Value            100.00   125.32   134.49   176.81   165.72   150.81
Nasdaq Stock Market (U.S.)   100.00   122.48   172.68   320.89   193.01   153.15

Footnote
________
(1) The Peer Group is comprised of 25 banking institutions in Connecticut, New Jersey and New York with asset size of at least $250 million, but less than $1 billion, as of June 30, 2001 the most recently available information as reported in the SNL Quarterly Bank Digest of December 2001. The banking institutions included are: First International Bancorp and First Litchfield Financial (CT); Center Bancorp Inc., Greater Community Bancorp, Lakeland Bancorp, Newfield Bancorp, Inc., NorCrown Bank, Stewardship Financial Corp., SVB Financial Services, Inc., Unity Bancorp and Vista Bancorp. (NJ); Alliance Financial Corp., Bershire Bancorp Inc., Bridge Bancorp, Canandaigua National Corp., CNB Bancorp, CNB Financial Corp., E.N.B. Holding Company, Inc., First of Long Island Corporation, Great Eastern Bank, Intervest Bancshares Corp., Jeffersonville Bancorp, Long Island Financial Corp., Smithtown Bancorp, Inc. and State Bancorp, Inc. (NY).

(2) Beginning January 17, 2001, the Company's common stock was listed for quotation on the NASDAQ National Market System under the symbol IFCJ. The Company's common stock was previously traded on the American Stock Exchange
     (AMEX); therefore both of the indices are shown for comparison.

                                                                 APPENDIX A

                   Interchange Financial Services Corporation

                             Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Interchange Financial Services Corporation (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ National Market System. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.


One member of the Committee shall be appointed as chairman. The chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chairman will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and VP in charge of internal audit.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

|X| Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

|X| Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

|X| Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

|X| Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

|X| Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

|X| Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q [or 10-QSB] prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee Chairman in person or by telephone.)

|X| Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

|X| Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K [or 10-KSB (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K)].

|X|  Review and approve audit fees.

|X| Review codes of ethics and/or codes of conduct and management's system to monitor compliance with such codes.

|X| Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls and financial reporting process.

|X| Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

|X| Disclose in the Company's proxy statement that the Board of Directors has adopted a written charter for the Audit Committee and include a copy of the Committe's charter as an appendix to the Company's proxy statement at least once every three years.

|X| Discussing with management the status of internal control recommendations made by the independent auditor and the internal auditors.


The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.
                               . . . . . . . . . .

                                                              APPENDIX B



                   INTERCHANGE FINANCIAL SERVICES CORPORATION

               STOCK OPTION AND INCENTIVE PLAN OF 1997, AS AMENDED


1. Purposes. This Stock Option and Incentive Plan of 1997, as Amended (the "Plan") of Interchange Financial Services Corporation (the "Compa") is established so that the Company may make available to Key Employees ("Key Employees") the opportunity to acquire ownership of Company stock pursuant to options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify as Incentive Stock Options (Non-Qualified Options), as well as other awards of common stock subject to such restrictions as provided herein. It is anticipated that such stock options and awards of restricted stock will materially assist the Company in providing incentives to Key Employees, to provide long term gain through their outstanding service to the Company and its shareholders and to assist in retaining people of ability and initiative in senior management positions.

2. Administration. The Plan shall be administered by the Compensation/Stock Option Committee (the "Committee"), which shall be appointed, from time to time, by the Board of Directors, and shall consist of not less than two non-employee directors of the Company. Any member of the Committee who is not a non-employee director within the meaning of Rule 16b-3 (or any successor rule or regulation) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be excluded from all Committee actions and votes regarding the Plan. The Committee shall have full power and authority, subject to the terms and conditions of the Plan, to determine the Key Employees to whom awards may be made under the Plan, the number of such shares and the type of option (Incentive Stock Option, Non-Qualified Stock Option, or both) to be awarded to each of such Key Employees, the applicable terms and conditions of such awards or other grants of restricted stock and all other matters which may arise in the administration of the Plan. The determination of the Committee concerning any matter arising under or with respect to the Plan or any awards granted shall be final, binding and conclusive on all interested persons. Awards shall be made only in accordance with the recommendation of the Committee and with the approval of the Board of Directors. The Committee may, as to all questions of accounting, rely conclusively upon any determinations made by the independent auditors of the Company.

3. Stock Available for Awards. There shall be available for option under the Plan and for other awards a total of 922,875 shares of the Company's Common Stock (the "Stoc"), subject to any adjustments which may be made pursuant to Section 4(i). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares or treasury shares or both. Stock covered by options which have terminated or expired prior to exercise or have been surrendered and canceled as contemplated by Section 4(m) or any stock forfeited as contemplated by Section 5(c) shall be available for further option.

4.   Terms and Conditions of Options.

          (a) General. Each option granted shall be in writing and shall contain such terms and conditions as the Committee may determine, which terms and conditions need not be the same in each case. Each option shall be designated as an Incentive Stock Option or as a Non-Qualified Option, as the case may be.

          (b) Eligibility. Key Employees of the Company, and of any subsidiary corporation of the Company ("Subsidiary"), as defined in Section 424(f) of the Code, shall be eligible to receive awards under the Plan, provided that no award may be granted to any director who is not also an employee of the Company or a Subsidiary. Eligibility to receive options shall be determined by the Committee.

          (c) Option Price. The price at which each share of Stock covered by an option granted hereunder may be purchased shall be the price of a share of Stock on the date of grant as reported by the NASDAQ National Market System ("NASDAQ") or, if there is no reported trade on that date, on the last preceding date on which a trade was reported. The "date of grant" shall be the date as of which an option shall become effective as determined by the Committee provided that the date of grant cannot precede the date on which the Committee awards such option.

          (d) Option Period. The period for exercise of an option shall not exceed ten years from the date the option is granted. Options shall become exercisable during the option period at the rate set by the Committee, provided that: (i) no option may be exercised prior to one year after date of grant and (ii) the aggregate fair market value (at time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan or any other stock option plan of the Company or any Subsidiary) shall not exceed $100,000. Notwithstanding the foregoing, upon a "Change of Control" (as defined below) options shall become immediately exercisable to the full extent of the original award. "Change of Control" shall occur upon:

               (i) The acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act), other than the Company or any of its Subsidiaries without the prior written approval of the Company's Board of Directors, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of stock in a transaction or series of transactions not approved by a vote of at least a majority of the "Continuing Directors" (as defined below); or

             (ii) Individuals who, as of January 1, constitute the Board of Directors of the Company (generally the "Directors" and as of January 1, the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to January 1, whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

          Subject to the provisions of paragraph (f), options that have become exercisable shall remain exercisable until expiration or exercise, whichever occurs first.

          (e) Exercise of Options. To exercise an option, the option holder shall give written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full of the purchase price thereof. Such purchase price may be paid in cash, or, with the consent of the Committee, in whole or in part by the surrender of shares of Stock held for a period of time as determined by the Committee and having a fair market value, as determined by the Committee, equal to such purchase price or the portion thereof which is not paid in cash. An option holder shall have none of the rights of a shareholder until the shares are paid for in full and issued to the option holder.

          (f) Effect of Termination of Employment or Death. No option may be exercised after the termination of employment of an optionee, except that if such termination occurs by reason of retirement, disability, or death (as described below) an extended period is permitted to exercise those options which are exercisable on the date of termination. Such extended period may not exceed the original option period or the last day on which options may be exercised under the Plan. If termination of employment occurs by reason of: (i) retirement at normal or late retirement age under any tax-qualified retirement, profit sharing or employee stock ownership plan maintained by the Company or any Subsidiary in which the optionee is employed, the extended period shall be 90 days; (ii) disability, which shall mean the inability due to injury or illness which prevents the optionee from performing the material duties of his position, and said inability is expected to last for at least six months, the extended period shall be 90 days; and (iii) death while employed, the extended period is 180 days. Notwithstanding the foregoing, unexercisable options shall be forfeited unless the Committee, in its sole discretion, accelerates the exercisability of some or all of such options. In no event, however, shall any option be exercisable more than ten years from the date of grant thereof.

          (g) Nothing contained in the Plan or in any option granted shall confer on any employee any right to continue his employment or interfere in any way with the right of his employer to terminate his employment at any time.

          (h) Nontransferability of Options. During an optionee's lifetime his option shall be exercisable only by him. No option shall be transferable other than by will or the law of descent and distribution.

          (i) Adjustment for Change in Stock Subject to Plan. In the event of a stock split, stock dividend, combination of shares, recapitalization, reorganization, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make such adjustment, if any, as it deems appropriate for purposes hereof in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option prices.

          (j) Registration, Listing and Qualification of Shares. Each option shall be subject to the requirement that if at any time the Board of Directors of the Company shall determine that registration, listing or qualification of the shares covered thereby upon any securities exchange or under federal or state law, or in the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any person exercising an option shall make such representations and agreements and furnish such information as the Board of Directors may request to assure compliance with the foregoing or any other applicable legal requirements.

          (k) Duration. Unless sooner terminated by the Board of Directors, the Plan shall terminate on, and no option shall be granted hereunder after, December 31, 2006.

          (l) Amendment. The Board of Directors of the Company may amend the Plan at any time. No amendment shall, unless approved by shareholders of the Company: (i) increase the maximum number of shares for which options or other awards of Stock may be granted under the Plan; (ii) reduce the minimum option price provided herein; or (iii) extend the period during which options may be granted or exercised. Notwithstanding the foregoing, the Board of Directors shall have the right to accept the surrender of and cancel options issued under the Plan and reissue those options and to amend the terms of outstanding options upon the following terms and conditions.

          (m) Surrender, Cancellation and Reissue of Options. The Board of Directors may, upon invitation by it during the term of this Plan to any holder(s) of options under this Plan to do so, accept the surrender of outstanding options, cancel such options and issue in exchange therefor new options under this Plan provided:

               (i) the tender of options for surrender is in accordance with such conditions as the Board of Directors set forth in its invitation for that surrender;

               (ii) the number of shares covered by an option issued in exchange for a surrendered and canceled option shall not exceed the number of shares covered by the option surrendered and canceled;

               (iii)the  price  and all  other  terms of each  option  issued in exchange shall comply with the requirements of this Plan for the issuance of options; and

               (iv) no such invitation for surrender of options shall be made by the Board of Directors unless it shall have first received a recommendation of the Committee that it is in the interest of the Company to provide an opportunity for the surrender and cancellation of outstanding options and the issue of new options in exchange therefor upon more appropriate terms and conditions, including exercise price.

          (n) In the case of any person owning more than 10 percent of the common stock of the Company, such person may not be granted an Incentive Stock Option with an exercise price lower than 110 percent of the closing price of a share of stock on the date of grant as reported by the NASDAQ or, if there is no reported trade on that date, on the last preceding date on which a trade was reported. Further, the option received by such person(s) may not have an exercise period that exceeds five years from the date the option is granted.

5. Terms and Conditions of Restricted Stock and Purchased Restricted Stock

          (a) Eligibility to Receive Restricted Stock and Purchased Restricted Stock. Certain key executives of the Company, as determined by the Board of Directors of the Company, shall be eligible to receive Stock that is subject to the requirements of this Section and such other restrictions as the Committee deems appropriate or desirable "Restricted Stock"). Some shares of Restricted Stock may be acquired in lieu of some or all of certain cash bonus payments otherwise due a key executive ("Purchased Restricted Stock"). Shares of Purchased Restricted Stock which a key executive elects to acquire in lieu of receiving additional cash bonus shall be acquired by the key executive at a price to be determined by the Committee.

          (b) Transfer Restrictions. Except as otherwise provided in this Section, no shares of Restricted Stock or Purchased Restricted Stock shall be sold, exchanged, transferred, pledged, or hypothecated for such period as the Committee shall determine in its discretion (the "Restriction Period").

          (c) Transfer Restrictions on Termination of Employment. If a holder of Restricted Stock or Purchased Restricted Stock terminates employment for any reason other than retirement, disability, or death within the Restriction Period, some shares of Restricted Stock or Purchased Restricted Stock may be subject to forfeiture by the holder, and if forfeited, shall revert to the Plan. In no event shall any cash be transferred to a holder of Restricted Stock upon the forfeiture of Restricted Stock. The holder of Purchased Restricted Stock, upon forfeiture, shall be entitled to receive a cash amount equal to the amount paid for such stock. Such forfeited shares of Restricted Stock or Purchased Restricted Stock shall again become available for award under the Plan.

          (d) Other Terms and Conditions. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company itself may hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require, as a condition of any receipt of Restricted Stock or Purchased Restricted Stock that the executive shall have delivered a stock power endorsed in blank relating to the Restricted Stock or Purchased Restricted Stock.

          (e) Change of Control. Notwithstanding any provision of the Plan to the contrary, upon a "Change of Control" (as defined in Section 4(d)), the Restriction Period for any holder of Restricted Stock or Purchased Restricted Stock shall be deemed to end and all restrictions on shares of Restricted Stock or Purchased Restricted Stock shall lapse.

6. Effectiveness of Plan. This Plan will be effective on the date it is approved by the holders of not less than a majority of the outstanding shares of voting stock of the Company represented and entitled to vote thereon at a meeting thereof duly called and held for such purpose, and no option granted shall be exercisable prior to such approval.

7. Other Actions. This Plan shall not restrict the authority of the Board of Directors of the Company, for proper corporate purposes, to grant or issue stock options, other than under the Plan, to or with respect to any employee or other person.

8. Withholding. The Company shall have the right to require an optionee or other person entitled to receive Stock, under a Non-Qualified Option or under an Incentive Stock Option if the optionee makes a disqualifying distribution as described in Section 422 of the Code or under any other award of Stock, to pay to the Company the amount which the Company is or will be required to withhold with respect to such Stock in order for the Company to pay taxes or to claim an income tax deduction with respect to such stock. In lieu of such payment, the Company will be entitled to retain, or sell upon not less than 10 days' prior written notice to the optionee, a sufficient amount of such Stock to cover the amount required to be withheld, such notice to be deemed given when sent first class, postage prepaid, to the address of the optionee as it appears on the records of the Company.

9. Tax Consequences of the Plan. Set forth below is a brief summary, as of the date of this Document, of the principal Federal income tax consequences to participants and to the Company of options and restricted stock provided for by the Plan. Participants should consult their own tax advisors with respect to these provisions and changes to them since the date of this Document and with respect to the tax treatment under the laws of any state applicable to them prior to the exercise of an option or the disposition of shares acquired on exercise, as well as the award of restricted stock or the disposition of such shares.

          (a) Incentive Stock Option. The grant of an incentive stock option will have no immediate tax consequences to the Company or to the participant. A participant will recognize no income for regular tax purposes at the time of exercise of an incentive stock option. However, the amount by which the fair market value of the shares acquired at the time of exercise exceeds the option price will be an adjustment to income for purposes of the alternative minimum tax (provided the participant does not dispose of his shares within the same year of exercise).

               If the entire exercise price is paid in cash, the basis of the shares received will be equal to the option price. If the participant pays all or part of the option price of an incentive stock option using previously-owned shares of Common Stock (other than shares which were acquired by a previous exercise of an incentive stock option) and satisfies the statutory holding periods, as defined below with respect to the purchased stock, the transaction will not be considered to be a taxable disposition of the previously-owned shares, and the participant's tax basis of the previously-owned shares will be carried over to an equal number of the shares received upon exercise. The participant's tax basis of the remaining shares not paid for by using previously-owned shares will be the amount of cash tendered. (The "statutory holding periods" shall be two years from the date of grant of the option and one year from the date of exercise.)

               A participant who makes no disposition of the shares acquired upon the exercise of an incentive stock option within the statutory holding periods will realize no compensation income, and any gain or loss realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. Due to changes made by the Taxpayer Relief Act of 1997, the maximum tax rate on long-term capital gains will depend on the actual holding period of the shares.

               If a participant disposes of the shares acquired upon the exercise of an incentive stock option before the expiration of the statutory holding periods, the excess of the fair market value of the acquired shares on the date of exercise (or the amount realized on disposition if less than fair market value on the date of exercise) over the amount paid for such shares will be includable in the participan's gross income as compensation in the year of disposition and the compensation income amount will be added to the option stock's basis for determining gain or loss on the disposition of such stock. In addition, depending on the amount received as a result of such disposition, the participant may realize a long or short-term capital gain or loss. In the case of a participant who is a director or officer of the Company subject to the provisions of Section 16(b) of the Exchange Act, provisions of the Code may provide treatment for the realization of income on a disqualifying disposition different from the treatment described above.

               If the statutory holding periods are not met, the Company will be entitled to a deduction in the same amount as the compensation income recognized by the participant as a result of a disqualifying disposition of shares acquired upon exercise of an incentive stock option. As a general rule, the deduction is allowed for the taxable year of the Company in which or within which the participant actually includes the compensation in income. However, if the Company timely complies with certain notification requirements to the participant and the Internal Revenue Service (generally, timely filing Forms W-2 or 1099, as applicable), the participant is "deemed" to have included the compensation in income for the year of the disqualifying disposition of the shares acquired upon exercise of an incentive stock option. The deduction may be limited, however, by Code
               Section 162(m), which in certain cases can limit the deduction for employee remuneration in excess of $1,000,000.


          (b) Non-Qualified Stock Options. The grant of a non-qualified stock option will have no immediate tax consequences to the Company or to the participant, unless the option is actively traded on an established market. If the non-qualified stock option is actively traded on an established market, the participant is required to include in gross income an amount equal to the difference between the fair market value of the option on the option grant date and the option price. The amount included in gross income is added to the basis of the option.

               Assuming the non-qualified stock options are not actively traded on an established market, subject to the exception described in the following sentence, a participant who exercises a non-qualified stock option will be required to include in gross income the amount by which the fair market value on the exercise date of the shares acquired exceeds the option price. If the participant is a director or officer of the Company subject to the provisions of Section 16(b) of the Exchange Act, then, unless such participant elects within 30 days of exercise to be taxed under the rule described in the preceding sentence, no income will be recognized with respect to the participant's receipt of the shares until the time of lapse of the profit recapture provisions of Section 16(b), and the amount of such income will be the fair market value of the shares at that time reduced by the option price.

               If the participant uses previously-owned shares of Common Stock to pay all or part of the option price of a non-qualified stock option, the transaction will not be considered to be a taxable disposition of the previously-owned shares, and the participant's tax basis and holding period of the previously-owned shares will be carried over to an equivalent number of shares received upon exercise. The tax basis of all other shares acquired upon the exercise of a non-qualified stock option will be equal to the amount of any cash paid for such shares plus the amount included in the participan's income at the time of exercise of the option (or, if applicable, at the time of lapse of the profit recapture provisions of Section 16(b)), and the holding period of such shares will begin at the time the tax basis of the shares is so determined.

               Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a non-qualified stock option, a participant will recognize a long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The amount included in gross income on the exercise of the option or the grant, as applicable, is added to the basis of shares.

               The Company will be entitled to a deduction in the same amount as the compensation income recognized by the participant on the grant or exercise of a non-qualified stock option, as applicable. The same deduction provisions discussed above in the case of disqualifying of an incentive stock option also apply in this case.

          (c)  Restricted  Stock and Purchased  Restricted  Stock.  The award of
               Restricted Stock and Purchased Restricted Stock will have no immediate tax consequences to the Company or to the participant, unless the participant elects, within 30 days of the award, to be taxed on the difference between the fair market value of such stock on the date of the award and the amount paid for such stock.

               Assuming the award of Restricted Stock and Purchased Restricted Stock is not taxed at the time of the award, upon the lapse of the restrictions, a participant will be required to include in gross income as compensation the amount by which the fair market value of such stock on the restriction lapse date exceeds the amount paid for such stock. However, if the participant is a director or officer of the Company subject to the provisions of
               Section 16(b) of the Exchange Act, no income will be recognized on the lapse of the restrictions until the time of lapse of the profit recapture provisions of Section 16(b), and the amount of such income will be equal to the fair market value of such stock at that time less the amount paid for such stock.

               Upon a subsequent sale or taxable exchange of the Restricted Stock or Purchased Restricted Stock, a participant will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such stock. The amount included in gross income on the award of the stock or the lapse of restrictions, as the case may be, is added to the basis of the stock.

               The Company will be entitled to a deduction in the same amount as the compensation income recognized by the participant on the award or lapse of restrictions, as applicable. The same deduction provisions discussed above in the case of a disqualifying disposition of an incentive stock option also apply in this case.

          (d) Employment Taxes. Where compensation is recognized with respect to a distribution from the Plan, income taxes (and Social Security or other employment taxes) will be withheld, where applicable, by the Company as though cash compensation had been paid. For this purpose, a participant may be required to advance such taxes to the Company or in lieu thereof the Company will be entitled to retain or sell sufficient shares, upon not less than ten days notice, to cover the amount required to be withheld.

10. Miscellaneous. The masculine pronoun wherever used included the feminine pronoun.

     Any notices provided or under this Plan shall be in writing and sent by certified mail. Notices to the Company shall be addressed to the address of the Company's principal office in Saddle Brook, New Jersey, Attention:
     Compensation/Stock Option Committee. Notices sent by the Company shall be sufficiently made if sent by certified mail addressed to such person at the address as it appears in the regular records of the Company.

     The Board of Directors and Officers of the Company shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member of the Board has breached his duty of loyalty to the Company, committed an act not of good faith or in knowing violation of law, or has received an improper personal benefit; provided that within 60 days after institution of any such action, suit or proceeding a member of the Board of Directors shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of New Jersey to the extent the latter is not preempted by the former. Further, grantees of any options under this plan shall be requested to consent to the exclusive jurisdiction of the superior court of the State of New Jersey located in Bergen County, New Jersey, to the extent such consent is lawful and except that this consent shall not affect the jurisdiction of any Federal court.

11. This Plan shall be known as the Stock Option and Incentive Plan of 1997, as Amended.

                PROXY INTERCHANGE FINANCIAL SERVICES CORPORATION
             Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeremiah F. O'Connor, Robert P. Rittereiser, and Benjamin Rosenzweig as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Interchange Financial Services Corporation held of record by the undersigned on March 25, 2002, at the annual meeting of shareholders to be held April 25, 2002, or any adjournment thereof.

1. ELECTION OF DIRECTORS
   FOR all nominees listed below ----           WITHHOLD AUTHORITY  ----
   (except as marked to the contrary below)     to vote for all nominees listed
                                                below

 Anthony S. Abbate, Anthony R. Coscia, John J. Eccleston and Eleanore S. Nissley

     (INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------

2. THE AMENDMENT OF THE COMPANY'S STOCK OPTION AND INCENTIVE PLAN OF 1997 TO INCREASE SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

                 ---- FOR         ---- AGAINST                ---- ABSTAIN


(Continued from other side)

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                 ---- FOR         ---- AGAINST                ---- ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    DATED:--------------------------------- ,2002

                    Signature------------------------------------
                    Signature if held jointly--------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.